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Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 43,875 shares of common stock pertaining to the Avail Systems Corporation 1991 Incentive Stock Plan of Wang Laboratories, Inc. of our report dated July 26, 1995, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Boston, Massachusetts
February 26, 1996